Presentation for Brasil Telecom’s Special Independent
Committee
CONFIDENTIAL | July 29th, 2011
THIS IS A FREE TRANSLATION OF THE MATERIALS PREPARED BY
BANCO ITAÚ BBA S.A. ON JULY 29
th
, 2011. IN CASE OF ANY
INCONSISTENCIES BETWEEN THIS MATERIAL AND ITS PORTUGUESE
VERSION THE PORTUGUESE VERSION SHALL PREVAIL
Exhibit  2.8

2 2
Important Notes
MATERIAL LEGAL INFORMATION - in having access to this material, you confirm that you have read the provisions described below and that you will comply with them:
1. This material refers to an economic-financial analysis of Brasil Telecom S.A. (“Brasil Telecom”), Tele Norte Leste Participações S.A. (“TNL”), Telemar Norte Leste S.A. (“TMAR”), prepared by Banco
Itaú BBA S.A. (“Itaú BBA”) and used by the temporary special independent committee constituted by Brasil Telecom in compliance with Legal Opinion (Parecer de Orientação) n° 35, issued by the
Brazilian Securities Commission (Comissão de Valores Mobiliários) (the “CVM”) in September 1st, 2008 ("CVM Legal Opinion 35" and “Special Independent Committee”, respectively) to: (i) negotiate the exchange ratio of the shares of TMAR and TNL in the context of its mergers into Brasil Telecom, which will concentrate all equity interest of TMAR, TNL and Coari Participações S.A. (“Coari”, jointly with
Brasil Telecom, TMAR and TNL, “the Oi Companies”) and will be the only one listed in a stock exchange market, being referred to as Oi S.A., as duly disclosed to the market by the Oi Companies through the Material Fact dated May 24, 2011 (“Transaction”); and (ii) submit their recommendations relative to the Transaction to the Board of Directors of Brasil Telecom,. This material is confidential (except as otherwise permitted its disclosure as described herein) and may not be used to comply with any legal or statutory requirements applicable to the Transaction or to the corporate events related to it, according to Law 6.404/76 (Corporations Law) or to the regulations of the CVM, of the Brazilian Association of Financial and Capital Market Entities (Associação Brasileira das Entidades dos Mercados
Financeiro e de Capitais), Securities and Exchange Commission, Financial Industry Regulatory Authority or of any other entity. In addition, we emphasize that the description of the Transaction above and those contained hereinafter do not attempt to reproduce all details of the Transaction as contained in the Transaction documents, being understood that we have not had access to all of them, and therefore, the interested parties, in the event of any doubts in relation to the Transaction, must seek for access to those documents and/or submit their questions to the responsibles for the Oi Companies.
2. This material is strictly confidential (except as otherwise permitted its disclosure as described herein) and for the exclusive use of the Special Independent Committee, therefore any kind of disclosure of the present information or its use for any other purposes without the express consent of Itaú BBA is prohibited. Thus, it is prohibited the indiscriminate disclosure of the present information or any information issued by Itaú BBA, including: (i) revealing this information as a presentation in any shareholders meeting, (ii) including this information in any website or any other kind of disclosure via the
Internet,  (iii) disclosing or using the contents of this material in presentations other than those exclusively addressed to the Special Independent Committee, except if otherwise expressly authorized by
Itaú BBA. Nevertheless, the prohibitions above are not applicable, to the extent strictly necessary and only in its entirety without modification , to the disclosure of this material to the respective regulatory capital markets agencies of countries in which Brasil Telecom shares are traded, upon the express request of such agencies and in compliance with applicable laws and/or rules, as may be determined in writing by the external legal advisers of Itaú BBA. In addition, this material may be made available for examination by the Brasil Telecom shareholders, at the headquarters of Brasil Telecom, who have expressly requested access, being prohibited to reproduce its contents in any way whether electronically or in handwritten form.
3. Brasil Telecom shall indemnify and keep Itaú BBA, its directors, officers, employees and/or representatives harmless from and against any and all liability for losses, damage, expenses and legal claims, which may arise, directly or indirectly, from the compilation and misappropriation of this material, undertaking to indemnify Itaú BBA for any loss resulting from such use. Itaú BBA does not assume any liability for any direct or indirect loss, or lost profits eventually resulting therefrom.
4. The information herein contained is based on the information available on or before March 31st, 2011. The information herein contained relative to the financial and accounting situation of Brasil
Telecom, TNL and TMAR is that available on March 31st, 2011 (date of the most recently audited financial statements). Thus, the disclosure of any information later than the base date above or any subsequent event may affect the results of this material and its conclusions may materially differ from the actual results obtained by Brasil Telecom, TNL and TMAR. Itaú BBA will not be responsible at any time for updating, reviewing or amending this material at any time.
5. This material, including its analyses and conclusions, does not constitute a recommendation or guidance to the Special Independent Committee, to the Oi Companies or their directors or shareholders, on how to act in relation to any decision related to the Transaction. Any decision taken by Brasil Telecom and the recommendations made by the Special Independent Committee will be based on their own analysis of the risks and benefits involved in the Transaction, not being direct or indirect responsibility of Itaú BBA. This material was delivered on July 29, 2011.

3 3
Important Notes (Continued)
6. For the preparation of this material: (i) we used the consolidated financial statements of Brasil Telecom audited by Deloitte Touche Tohmatsu Auditores Independentes, for the business periods ended on March 31st, 2011 and December 31st, 2010, of TNL audited by Deloitte, for the business periods ended on March 31st, 2011 and December 31st, 2010and of TMAR audited by Deloitte Touche
Tohmatsu Auditores Independentes, for the business periods ended on March 31st, 2011 and December 31st, 2010; (ii) we used other public information on Brasil Telecom, TNL and TMAR, such as press releases and publications to the market; (iii) we conducted discussions with members of the management of Brasil Telecom, TNL, TMAR and of the Special Independent Committee of Brasil
Telecom about the business dealings and prospects for Brasil Telecom, TNL and TMAR; (iv) we requested information relative to business plans, including available capacities, production plans and sales volumes, processing costs, fixed costs, overhead and administrative expenses, investment plans in expansion and/or maintenance, data, projections, assumptions and forecasts related to Brasil Telecom,
TNL and TMAR, as well as to their respective operating markets; (v) we examined multiples of comparable companies, companies with  profiles and businesses similar to those developed by Brasil
Telecom, TNL and TMAR and whose shares are traded in a stock exchange; (vi) what concerns to the liabilities and contingencies of Brasil Telecom, TNL and TMAR, we only considered the amount duly provisioned in the financial statements of those companies, and we did not consider the possibility of incorrections or insufficiency nor the effects of any legal actions and/or administrative proceedings
(whether civil, environmental, fiscal, labor, welfare etc.) in progress involving such companies or that may affect the value of the  shares issued by such companies; (vii) we took into consideration other public information, studies, economic, financial and market reports and researches that we considered important, including without limitation macroeconomic estimates, product price curves and inputs projected by industry analysts, reports and presentations on the areas of activity (jointly, the “Information”).
7. In the course of our work, we assume that the Information is true, accurate and complete and that no other information, which could have been relevant with respect to our work, was not made available. In relation to Information about the future, we assume that such Information reflect the best estimates of the directors of Brasil Telecom, TNL and TMAR currently available relative to the future performance of Brasil Telecom, TNL and TMAR. In addition, we do not assume any responsibility for independent evaluations of any Information or assessment of any possible passive supervenience or active deficiencies, whether or not accounted for (whether or not contingent) of Brasil Telecom, TNL and TMAR and we have not received any such assessment in this sense. We have not been asked to conduct (and we did not conduct) any physical inspection of the properties or facilities of Brasil Telecom, TNL and TMAR. Finally, we have not assessed the solvency or fair value of Brasil Telecom, TNL and TMAR considering the laws relative to bankruptcy, insolvency or similar matters. We also assume, according to recommendation of Brasil Telecom, TNL and TMAR, that no material modification occurred in relation to assets, financial situation, operations' results, businesses and prospects of Brasil Telecom, TNL and TMAR as of the dates on which the most recent financial statements or other financial or commercial information relative to Brasil Telecom, TNL and TMAR were made available to us.
8. Itaú BBA will not make any representation or warranty, whether expressed or implied, in relation to any information used for the preparation hereof or contained herein. The estimates contained in the analysis and the resulting variation of any analysis are not indicative of real amounts or indicative of future results or amounts, which may be more or less favorable than the ones suggested by the referred analysis. Moreover, the analyses referring to business evaluations and securities do not constitute assessments or reflect the prices for which the businesses were actually acquired or sold, the real value of the shares when issued in a transaction or the prices for which the securities may be negotiated at any time. In the event any of the premises mentioned does not occur or if, in any way, the
Information proves to be incorrect, incomplete or innaccurate, the conclusions may be substantially different than those contained herein. In addition, in the cases in which the analysis of Itaú BBA was prepared based on the cash flow methodology, Itaú BBA (i) assumed a macroeconomic scenario as compiled and published by the Brazilian Central Bank (Banco Central do Brasil), which may be substantially different from future results, (ii) relied on operating assumptions provided by Brasil Telecom and information provided by the management of Brasil Telecom, TNL and TMAR, which include information on the respective business plans of Brasil Telecom, TNL and TMAR, available capabilities, production plans and sales volumes, processing costs, fixed costs, overhead and administrative expenses and investment plans in expansion and/or maintenance, among others; (iii) analyzed such information in light of its business knowledge and based on external independent references; whereas such references include press releases and presentations to the market of Brasil Telecom, TNL and TMAR, market macroeconomic estimates, price curves of products and inputs prepared by industry analysts, reports and presentations about the sectors of activity and similar companies, among others; (iv) considered the value of the shares traded in liquid markets, such as market value in exchanges relative to sales, profit, generation of cash from operations, EBITDA, among others; and (v) also considered in its analyses certain points of view shared by its macroeconomic research team and the telecommunications sector. Given that the analysis and the amounts are based on forecasts of future results, they are not necessarily indicative of the real and future financial results of Brasil Telecom,
TNL and TMAR, which may be significantly more or less favorable than the ones suggested in this material. Moreover, given that these analyses are intrinsically subject to uncertainties, and are based on several events and factors which are out of the control of Itaú BBA and of Brasil Telecom, TNL and TMAR, Itaú BBA will not be held accountable in any way if the results of Brasil Telecom, TNL and TMAR differ substantially from the results shown in this material. Therefore, there is no guarantee that the future results of Brasil Telecom, TNL and TMAR will correspond to the financial projections on which
Itaú BBA based its analysis, and that the differences between the projections used and the financial results of Brasil Telecom, TNL and TMAR will be relevant. The future results of Brasil Telecom, TNL and TMAR may also be affected by the economic and market conditions. The preparation of this material is in no way an obligation of result from Itaú BBA.

4 4
Important Notes (Continued)
9. We do not assume any responsibility relative to issues concerning (i) the verification of the good standing of the agreements executed by Brasil Telecom, TNL and TMAR; (ii) the relationship between
Brasil Telecom, TNL and TMAR and third parties and/or other companies of its economic group, including the financial economic conditions of any agreements executed or any other kind of economic relationship between Brasil Telecom, TNL and TMAR and third parties and/or with other companies of its economic group, including past or future economic conditions; and (iii) the maintenance of the current terms of the existing agreements executed by Brasil Telecom, TNL and TMAR. We emphasize that the conclusions of this material consider the regular standing of all agreements executed by
Brasil Telecom, TNL and TMAR with third parties and/or with other companies of the same economic group. If such agreements become subject of litigation, are discontinued, terminated and/or if in any way they no longer generate results for Brasil Telecom, TNL and TMAR, in full or in part, the conclusions herein described may be, and probably would be, materially affected and different from the actual results realized by Brasil Telecom, TNL and TMAR. We understand that Brasil Telecom, TNL and TMAR was advised by legal counsels to confirm the legitimacy, effectiveness and validity of such agreements and had audits conducted by specialized companies in providing such confirmations.
10. The preparation of a financial analysis is a complex process that involves several definitions about the most adequate and pertinent financial analysis methods as well as the implementation of such methods. We reached a final conclusion based on the results of the analysis performed by us as a whole, and we did not reach any conclusions based on or related to any of the factors or methods used in our analysis taken individually. Therefore, we believe our analysis must be considered as a whole and that the examination of parts or our analysis and specific factors without considering the full context of our analysis and conclusions may lead to incomplete and incorrect interpretations of the processes used in our analyses and conclusions.
11. This material provides only an estimate of the value, according to our criteria, derived from the application of assessment methods used in financial evaluations of companies, which do not assess any other aspect or implication of the Transaction or any contract, agreement or understanding entered into in connection with the Transaction. We do not express any opinion on the value for which the shares related to the Transaction could be traded at any time. In addition, this material is not and must not be used as: (i) a fairness opinion about the Transaction or an expert opinion, (ii) a voting recommendation to the shareholders or directors of the Oi Companies or relative to any aspects of the Transaction, (iii) an opinion on the fairness or a recommendation relative to the exchange ratio of the shares issued by Brasil Telecom, TNL, TMAR and Coari in the event of one or more mergers resulting from the Transaction, (iv) an opinion on the value of the Oi Companies shares, at any time, (v) a recommendation on how the members of the Special Independent Committee must act, vote or issue their recommendations subject to the CVM Legal Opinion 35. Additionally, this material is not about the strategy and commercial merits of the Transaction, nor about the possible strategic or commercial decision of the Oi Companies to conduct the Transaction. The conclusions herein provided refer exclusively to the Transaction and do not apply to any other decision or operation, present or future, relative to the Oi Companies, to the economic group of which they are part or to the industry where they operate. This material does not constitute a judgment, opinion or recommendation to the management of the Oi Companies and to the Special Independent Committee or to any third party about the advisability and opportunity of the Transaction, and it also does not endorse any investment decision.
12. We are not an accounting firm and we do not provide accounting or auditing services about this Transaction. In the preparation of this material we did not take into account (i) the tax effects resulting from the Transaction; (ii) the impact of any commissions and expenses that may result from the Transaction; and (iii) the future accounting impact resulting from the Transaction.
13. This material is necessarily based on information provided to us on or before the date hereof and takes into account economic and market conditions and other conditions as they currently are and as they can be assessed on this date. Although future events and other developments may affect the conclusions provided herein, we have no obligation whatsoever to update, review, rectify or revoke this material, in full or in part, as a result of any subsequent development or for any other reason.
14. Our examination does not include any operating, tax or any other benefits or losses, including possible spread, nor any synergies, additional value and/or costs, if any, as of the closing of the
Transaction, if effected, or any other operation. Our analysis is not and must not be considered a recommendation regarding how the Special Independent Committee or the shareholders and directors of the Oi Companies should vote or act in relation to the Transaction. We were not invited to participate, and we shall not participate in the negotiations or in the structuring of the Transaction.
15. We and our affiliates provide a variety of financial services and other services related to securities, brokerage and investment banking. In the normal course of our activities, we may acquire, hold or sell, on our behalf or on the behalf of our clients, shares, debt instruments and other securities and financial instruments (including bank loans and other obligations) of Brasil Telecom, TNL, TMAR and
Coari, and of any other companies that may be involved in the Transaction, as well as provide investment banking and other financial services to such companies, their controlling and controlled shareholders.
16. Brasil Telecom agreed to reimburse our expenses and to indemnify us and certain other persons as a result of the contracting of our services. We shall receive a commission regarding the preparation of this material, regardless of the closing of the Transaction.

5 5
Important Notes (Continued)
17. We maintain a strong commercial relationship with the companies controlled by Telemar Participações S.A., including the Oi Companies, which were, are or may become clients of the Itaú Unibanco conglomerate (to which we belong) in the most different areas related to financial operations, provision of services and other activities carried out by the Itaú Unibanco conglomerate, such as, for example, credit and investment banking operations. Such services are provided in the normal course of activities of the Itaú Unibanco conglomerate in regular terms and generally available, for which we have been, are and will be compensated. Additionally, we note that a member of the Special Independent Committee is also a member of the Fiscal Board (Conselho Fiscal) of Itaú Unibanco Holding S.A., the
controller of Itaú BBA.
18. The professionals in the research departments of the Itaú Unibanco Group, including Itaú BBA, may base their analyses and publications on different operational and market assumptions and on different analysis methodologies as compared to those used in the preparation of this material, with the result that the research reports and other publications prepared by them may contain different results and conclusions when compared with those herein provided. We adopted policies and procedures to preserve the independence of analysts of securities, who may have points of view different from those of our investment banking department. We also adopted policies and procedures for preserving the independence between investment banking and other areas and departments of Itaú BBA and other companies of the Itaú Unibanco Group, including, but not limited to asset management and the proprietary desk for trading shares, debt instruments, securities and other financial instruments.
19. We do not render any accounting, auditing, legal or tax services relative to this material.
20. The financial calculation contained in this material may not always result in an exact number due to rounding.
21. This material is an intellectual property of Itaú BBA.
22. This material was not compiled and must not be used for the purposes of article 4th, paragraph 4th or of articles 8th, 227 or 252 of Law 6.404 of December 15, 1976, as amended, in accordance with
CVM Instruction no. 319 or regulations of the SEC, and/or to confirm the value of asset conversion and/or exchange ratios that may be established in the context of the Transaction.
23. This material is a free translation of the original version produced in Portuguese.
Banco Itaú BBA S.A.

6 6
Table of Contents
SECTION 1 Executive Summary
SECTION 2 Valuation of the Companies
2A Market Metrics
2B Trading Multiples
2C Discounted Cash Flow
APPENDIX A Information about Itaú BBA
APPENDIX B Summary Description of the Transaction
APPENDIX C Discounted Cash Flow Assumptions

SECTION 1 Executive Summary

8 8
Valuation Methodology and Main Assumptions
The estimated value ranges of Brasil Telecom S.A.  (“BRT”), Telemar Norte Leste S.A. (“TMAR”)
and Tele Norte Leste Participações S.A. (“TNLP”) and resulting exchange ratio ranges were calculated according to the most widely used methodologies in financial economic valuation
Methodologies analyzed
Market Metrics
We analyzed the price of the BRT, TMAR and TNLP shares based on different periods during the year of 2010 and
2011, as well as the implicit exchange ratio, based on simple and weighted averages
We also analyzed the research analysts target price for BRT, TMAR and TNLP
It is worth mentioning that BRT research coverage is limited
Trading Multiples
We analyzed EV/EBITDA market multiples for a selected comparable sample
National Comparables
International Comparables
Discounted Cash Flow
Discounted Cash Flow based on the projections provided by the Oi Companies
Unlevered cash flow methodology discounted by the company estimated weighted average cost of capital
(“WACC”)
Valuation base date: March 31st, 2011
WACC estimated at 7.7% in nominal US$
Projections provided in nominal R$ converted into US$ according to the average exchange rate projected
Projection horizon provided from 2011 to 2020

TNLP3/BRTO3

Market Price Average
1.9198[1]
2.5373[2]
Research[3] Target Price
2.4117
Trading[4] Multiples
1.2978
1.3331
DCF[5]
2.1769
2.4585
Material Fact
2.3794
Spot[6]
1.8809

TNLP4/BRTO4

Market Price Average
2.0079[1]
2.4687[2]
Research[3] Target Price
2.1529
Trading[4] Multiples
1.2978
1.3331
DCF[5]
2.1769
2.4585
Material Fact
2.1772
Spot[6]
2.0494

TNLP4/BRTO3

Market Price Average
1.7240[1]
1.9204[2]
Research[3] Target Price
1.9248
Trading[4] Multiples
1.2978
1.3331
DCF[5]
2.1769
2.4585
Material Fact
1.8420
Spot[6]
1.7401

Notes:

1 Exchange ratio with a simple average of 30 days up to July 19th
2 Exchange ratio with a weighted average of 180 days up to the material fact
3 Based on the research analysts' average target prices
4 Based on the minimum and maximum range of multiples EV/EBITDA 2011E
5 WACC range of 7.2% to 8.2% and 1.8% to 2.8% growth in perpetuity
6 Based on the closing prices on July 19th, 2011. BRTO3: R$15.33; BRTO4: R$13.40; TNLP3: R$24.05; TNLP4: R$22.25; TMAR3: R$59.05; TMAR5: R$44.90

9 9 Summary of Exchange Ratios

TMAR3/BRTO3
Market Price Average
4.3352[1]
5.1149[2]
Research Target Price
n.a.
Trading Multiples[4]
2.7716
2.8310
DCF[5]
4.4794
4.9475
Material Fact
4.7954
Spot[10]
4.6181
TMAR5/BRTO4
Market Price Average
4.1639[6]
4.8565[7]
Research[3] Target Price
4.1919
Trading Multiples[4]
2.7716
2.8310
DCF[5]
4.4794
4.9475
Material Fact
4.5044
Spot[10]
4.1357
TMAR5/BRTO3
Market Price Average
3.6041[8]
3.8620[9]
Research[3] Target Price
3.7477
Trading Multiples[4]
2.7716
2.8310
DCF[5]
4.4794
4.9475
Material Fact
3.8109
Spot[10]
3.5115

Notes:

1 Exchange ratio with a weighted average of 180 days up to the material fact
2 Exchange ratio with a weighted average of 30 days up to the material fact
3 Based on the research analysts' average target prices
4 Based on the minimum and maximum range of multiples EV/EBITDA 2011E
5 WACC range of 7.2% to 8.2% and 1.8% to 2.8% growth in perpetuity
6 Exchange ratio with a weighted average of 30 days up to July 19th
7 Exchange ratio with a weighted average of 180 days up to the material fact
8 Exchange ratio with a weighted average of 30 days up to July 19th
9 Exchange ratio with a weighted average of 30 days up to the material fact
10 Based on the closing prices on July 19th, 2011. BRTO3: R$15.33; BRTO4: R$13.40; TNLP3: R$24.05; TNLP4: R$22.25; TMAR3: R$59.05; TMAR5: R$44.90

10 10 Summary of Exchange Ratios (cont’d)

11 11
83.1%
82.8%
85.5%
83.6%
83.0%
84.8%
84.5%
85.6%
83.9%
Market Price
Average
Research Target
Price
Trading Multiples
DCF
Material Fact
Spot
15.5%
16.9%
24.7%
15.3%
16.6%
18.3%
18.3%
25.2%
16.9%
Market Price
Average
Research Target
Price
Trading Multiples
DCF
Material Fact
Spot
“Nova Oi” Resulting Structure
Interest of BRT Minority Shareholders in the Total
Capital
8,9,10
1 2
3
Interest of the Minority Shareholders in the Total
Capital
7,8,9,10
4
5
3
4
5
11
2
6 6
Notes:
1 Based on the weighted average of 180 days up to the material fact (min)
2
Based on the simple average of 30 days up to July, 19th (max)
3 Based on the average target prices from the research analysts. Considering the exchange ratio of the material fact for TMAR3/BRTO3
4 Based on the minimum and maximum range of multiples EV/EBITDA 2011E
5 WACC range of 7.2% to 8.2% and 1.8% to 2.8% growth in perpetuity
6
Based on the closing prices on July 19th, 2011
7 All shareholders stake except for TMAR Part. Includes LF Tel S.A., La Fonte Telecom, Andrade Gutierrez, AG Telecom Part. S.A. and Portugal Telecom stakes outside of TMAR Part.
8 The resulting structures consider payment of R$2.54 per share in BRT
9 Does not consider treasury stocks and is net of equity stakes within the group
10 Considering the conversion of non-voting shares into voting shares so to comply with the legal limit
11     Based on the weighted average of 60 days up to the material fact

TMAR Part. Interest in Voting Shares (not assuming the exchange of shares between TMAR Part. and its Controlling Shareholders)[7,8,9,10]

Market Price Average
41.5%1
43.8% 2
Research Target Price 3
43.2%
Trading Multiples4
39.3%
39.4%
DCF5
41.4%
41.8%
Material Fact
43.2%
Spot6
41.2%

TMAR Part. Interest in the Total Capital[8,9,10]

Market Price Average
15.5%1
16.9%2
Research Target Price 3
17.2%
Trading Multiples4
14.4%
14.5%
DCF5
16.1%
16.4%
Material Fact
17.0%
Spot6
15.2%

Notes:

12 12 “Nova Oi” Resulting Structure (cont’d)

13 13
15.5%
17.2%
14.4%
16.1%
17.0%
15.2%
16.9%
14.5%
16.4%
Market Price
Average
Research Target
Price
Trading Multiples
DCF
Material Fact
Spot
49.9%
50.3%
47.1%
49.3%
51.0%
49.7%
51.7%2
47.3%
49.7%
Market Price
Average
Research Target
Price
Trading Multiples
DCF
Material Fact
Spot
“Nova Oi” Resulting Structure (cont’d)
TMAR Part. Interest in Voting Shares (assuming the
exchange of shares between TMAR Part. and its
Controlling Shareholders)
8,9,10,11
Notes:
1
Based on the weighted average of 30 days up to July 19th
(min)
2 Based on the weighted average of 180 days up to the material fact (max)
3 Based on the average target prices from the research analysts. Considering the exchange ratio of the material fact for TMAR3/BRTO3
4 Based on the minimum and maximum range of multiples EV/EBITDA 2011E
5 WACC range of 7.2% to 8.2% and 1.8% to 2.8% growth in perpetuity
6
Based on the closing prices on July 19th, 2011
7 Based on the simple average of 30 days up to July 19 th (min)
8 Assuming the exchange of all of the 13.1 million TMAR non-voting shares held by TMAR Part. for TNL voting shares held by the TMAR Part. shareholders. After the exchange, the TMAR Part.
controlling shareholders will still hold a significant number of Oi voting shares outside of TMAR Part.
9 The resulting structures consider payment of R$2.54 per share in BRT
10 Does not consider treasury stocks and is net of equity stakes within the group
11 Considering the conversion of non-voting shares into voting shares so to comply with the legal limit
1
3
TMAR Part. Interest in the Total Capital
9,10,11
4
5
3
4
5
7 2
6
6

SECTION 2 Valuation of the Companies

SECTION 2A Market Metrics

16 16
103
120
64
85
97
96
96
123
40
60
80
100
120
140
160
Jul-10 Aug-10 Sep-10 Oct-10 Dec-10 Jan-11 Feb-11 Apr-11 May-11 Jun-11
BRTO3 BRTO4 TNLP3 TNLP4 TMAR3 TMAR5 IBOV ITEL
Recent Market Performance of the Oi Companies
Source: Bloomberg on July 19 th , 2011
Note:
1      Based on closing prices
Performance of the Shares (basis 100 = 01/Jul/2010)¹
Announcement of
the agreement
with Portugal
Telecom
Conclusion of
capital
increases
Announcement
of the group
restructuring
Three recent events affected significantly the value of the shares of the Oi Companies
Trading Volume
(90 days Average)
R$ mm
BRTO3: 1.6
BRTO4: 13.6
TNLP3: 8.2
TNLP4: 31.8
TMAR3: 0.04
TMAR5: 7.4

17 17
Exchange Ratio: Market Metrics – Simple Average
1
Average Price of the Companies Shares (R$/share)
A) 30 days
Average
B) 60 days
Average
C) 90 days
Average
D) 120 days
Average
E) 180 days
Average
BRTO3 BRTO4 TNLP3 TNLP4 TMAR3 TMAR5
Source: Economática
Notes:
1 Considering the periods up to May 23 rd , 2011
2 Considering the deduction of the Brasil Telecom bonus of R$2.54 per share
3 Voting shares
Reference date May 23
rd
, 2011
A) 30 days
Average
B) 60 days
Average
C) 90 days
Average
D) 120 days
Average
E) 180 days
Average
TNLP3/BRTO3 TNLP4/BRTO4 TNLP4/BRTO3 TMAR3/BRTO3 TMAR5/BRTO4 TMAR5/BRTO3
% shareholders
BRT
% minority
Total
% of TMAR
Part. ON³
Resulting Exchange Ratio
2
16.89 14.92 32.64 26.43 73.13 54.75
17.18 14.86 34.43 27.18 72.52 55.40
16.90 14.16 34.12 26.66 71.70 53.19
16.82 13.79 34.39 26.40 69.97 52.12
16.08 13.11 33.71 25.68 64.00 50.28
2.2755 2.1347 1.8423 5.0983 4.4228 3.8170
2.3517 2.2072 1.8564 4.9528 4.4992 3.7839
2.3757 2.2955 1.8564 4.9929 4.5796 3.7036
2.4086 2.3466 1.8492 4.9012 4.6330 3.6509
2.4906 2.4290 1.8968 4.7275 4.7566 3.7144
17.0% 83.3% 50.5%
16.6% 83.2% 50.8%
16.3% 83.3% 51.1%
16.1% 83.3% 51.3%
15.7% 83.2% 51.5%

18 18
A) 30 days
Average
B) 60 days
Average
C) 90 days
Average
D) 120 days
Average
E) 180 days
Average
TNLP3/BRTO3 TNLP4/BRTO4 TNLP4/BRTO3 TMAR3/BRTO3 TMAR5/BRTO4 TMAR5/BRTO3
% shareholders
BRT
% minority
Total
% of TMAR
Part. ON³
Exchange Ratio: Market Metrics – Weighted Average
1
Average Price of the Companies Shares (R$/share)
A) 30 days
Average
B) 60 days
Average
C) 90 days
Average
D) 120 days
Average
E) 180 days
Average
BRTO3 BRTO4 TNLP3 TNLP4 TMAR3 TMAR5
Source: Economática
Notes:
1 Weighted average by the trading volume. Considering the periods up to May 23 rd , 2011
2 Considering the deduction of the Brasil Telecom bonus of R$2.54 per share
3 Voting shares
Reference date May 23
rd
, 2011
Resulting Exchange Ratio
2
2.3122 2.1428 1.8581 5.1149 4.4537 3.8620
2.3857 2.2004 1.8454 4.7985 4.5311 3.8002
2.3925 2.2807 1.8465 4.8671 4.5934 3.7188
2.4140 2.3243 1.8402 4.8201 4.6340 3.6690
2.5373 2.4687 1.9204 4.3352 4.8565 3.7779
16.78 14.89 32.91 26.45 72.80 54.97
17.25 14.88 35.10 27.15 70.59 55.91
17.00 14.25 34.60 26.70 70.38 53.78
16.92 13.92 34.70 26.45 69.28 52.74
15.97 12.99 34.07 25.78 58.20 50.72
16.9% 83.2% 50.6%
16.6% 83.1% 51.0%
16.3% 83.2% 51.2%
16.2% 83.3% 51.3%
15.5% 83.2% 51.7%

19 19
A) 30 days
Average
B) 60 days
Average
C) 90 days
Average
D) 120 days
Average
E) 180 days
Average
TNLP3/BRTO3 TNLP4/BRTO4 TNLP4/BRTO3 TMAR3/BRTO3 TMAR5/BRTO4 TMAR5/BRTO3
% shareholders
BRT
% minority
Total
% of TMAR
Part. ON³
Exchange Ratio: Market Metrics – Simple Average
1
Average Price of the Companies Shares (R$/share)
A) 30 days
Average
B) 60 days
Average
C) 90 days
Average
D) 120 days
Average
E) 180 days
Average
BRTO3 BRTO4 TNLP3 TNLP4 TMAR3 TMAR5
Source: Economática
Notes:
1 Considering the periods up to July 19 th , 2011
2 Considering the deduction of the Brasil Telecom bonus of R$2.54 per share
3 Voting shares
Reference date July 19
th
, 2011
Resulting Exchange Ratio
2
1.9198 2.0079 1.7240 4.4297 4.2075 3.6126
2.0413 2.0400 1.7952 4.6449 4.2476 3.7379
2.1230 2.0744 1.8122 4.8583 4.3072 3.7628
2.1999 2.1326 1.8267 4.8727 4.3832 3.7543
2.3699 2.2450 1.8948 4.9902 4.5022 3.7999
18.3% 84.5% 50.0%
17.9% 84.1% 50.0%
17.5% 83.8% 50.2%
17.2% 83.6% 50.5%
16.5% 83.2% 50.8%
16.25 14.31 26.31 23.62 60.70 49.50
16.61 14.92 28.72 25.26 65.35 52.59
16.72 14.93 30.10 25.69 68.88 53.35
16.88 14.83 31.55 26.20 69.88 53.84
16.26 14.12 32.51 26.00 68.46 52.13

20 20
A) 30 days
Average
B) 60 days
Average
C) 90 days
Average
D) 120 days
Average
E) 180 days
Average
TNLP3/BRTO3 TNLP4/BRTO4 TNLP4/BRTO3 TMAR3/BRTO3 TMAR5/BRTO4 TMAR5/BRTO3
% shareholders
BRT
% minority
Total
% of TMAR
Part. ON
Exchange Ratio: Market Metrics – Weighted Average
1
Average Price of the Companies Shares (R$/share)
A) 30 days
Average
B) 60 days
Average
C) 90 days
Average
D) 120 days
Average
E) 180 days
Average
BRTO3 BRTO4 TNLP3 TNLP4 TMAR3 TMAR5
Source: Economática
Notes:
1 Weighted average by the trading volume. Considering the periods up to July 19 th , 2011
2 Considering the deduction of the Brasil Telecom bonus of R$2.54 per share
3 Voting shares
Resulting Exchange Ratio
2
Reference date July 19
th
, 2011
1.9459 2.0170 1.7458 4.4440 4.1639 3.6041
2.0728 2.1051 1.8794 4.6070 4.2869 3.8273
2.1928 2.1185 1.8762 4.6652 4.3412 3.8446
2.2747 2.1681 1.8622 4.6748 4.4355 3.8098
2.3351 2.2482 1.8584 4.6965 4.4942 3.7149
18.2% 84.4% 49.9%
17.6% 84.1% 49.9%
17.2% 83.6% 50.2%
16.9% 83.4% 50.6%
16.6% 83.4% 50.9%
16.14 14.32 26.47 23.74 60.44 49.02
16.73 15.21 29.40 26.66 65.34 54.28
16.75 15.12 31.15 26.65 66.26 54.61
16.96 14.93 32.80 26.85 67.41 54.94
16.82 14.34 33.34 26.53 67.05 53.03
3

Itaú BBA

Bradesco
HSBC
J.P.Morgan

Bradesco
HSBC

Itaú BBA
HSBC
J.P.Morgan

Bradesco
Corretora
Itaú BBA
Bradesco

21 21
18.30
18.00
84.82
75.30 75.00
71.00
64.83
59.00
56.00 55.85
47.00
36.00
35.20
35.00 35.00
33.00
31.00
30.00
50.00
46.00
45.00
41.00
28.50
82.8%
Exchange Ratio: Market Metrics – Research Target Price
Target Price of TNLP3 (R$/share) Target Price of TNLP4 (R$/share)
Target Price of TMAR5 (R$/share) Target Price of Brasil Telecom (R$/share)
Average: 42.10
Average: 33.60
Average: 65.42
BRTO3 BRTO4
Average: 18.15
Resulting Exchange Ratio¹
2.4117
Average
2.1529 1.9248 n/a 4.1919 3.7477
TNLP3/BRTO3 TNLP4/BRTO4 TNLP4/BRTO3 TMAR3/BRTO3 TMAR5/BRTO4 TMAR5/BRTO3
Source: Bloomberg
Note:
1 Considering the deduction of the Brasil Telecom bonus of R$2.54 per share
16.9%
% shareholders
BRT
% minority
Total
% of TMAR
Part. ON
50.3%
19/Jan/2011 29/Mar/2011 12/Jan/2011 30/Jul/2010 15/Jun/2011 25/May/2011 20/Jun/2011 12/Jan/2011 13/Dec/2010 24/May/2011 13/Apr/2011 24/May/2011
10/Nov/09 19/Jan/11 26/Jan/11 16/Jun/11 25/Mar/11 24/Aug/11 25/Apr/11 14/Apr/11 15/Jun/11
13/May/2009 07/Jun/2011 25/Mar/2011
20.00

SECTION 2B Trading Multiples

23 23
Company Country Price per Share Market Cap EV EV / EBITDA P / E
(USD) (USD mm) (USD mm) 2011E 2012E 2011E 2012E
National
Telesp 29,22 32.879 33.810 4,5x 4,3x 9,9x 9,2x
TIM 5,63 12.479 13.464 4,7x 4,2x 17,4x 13,3x
Average 4,6x 4,2x 13,6x 11,3x
Min 4,5x 4,2x 9,9x 9,2x
Max 4,7x 4,3x 17,4x 13,3x
International
Bharti Airtel Ltd. 8,94 33.935 48.070 9,1x 7,4x 23,7x 15,3x
Reliance Communications Ltd. 2,14 4.418 11.808 7,2x 6,4x 15,6x 11,0x
China Telecom Corp. Ltd. 0,67 53.996 61.049 5,9x 5,6x 18,8x 16,0x
America Movil S.A.B. de C.V. 1,28 100.802 124.452 5,6x 5,4x 11,8x 11,0x
Portugal Telecom SGPS SA 8,43 7.387 19.266 6,2x 5,6x 9,1x 8,3x
France Telecom 19,55 51.759 100.103 4,5x 4,6x 8,3x 8,5x
Vodafone Group plc 2,56 130.577 181.334 7,6x 7,6x 9,7x 9,6x
Deutsche Telekom AG 14,67 63.071 132.514 5,4x 5,5x 14,8x 14,0x
Telefonica, S.A. 22,00 99.208 183.517 5,6x 5,5x 9,2x 8,9x
BT Group plc 3,11 23.941 39.264 4,2x 4,4x 9,5x 11,1x
Royal KPN N.V. 13,25 19.595 36.113 5,0x 5,0x 7,8x 7,7x
Swisscom AG 458,83 23.764 34.657 6,1x 6,1x 10,0x 9,8x
TeliaSonera AB 6,95 30.077 38.203 7,3x 7,0x 9,9x 9,2x
Average 6,1x 5,8x 12,2x 10,8x
Min 4,2x 4,4x 7,8x 7,7x
Max 9,1x 7,6x 23,7x 16,0x
Multiples of the Oi Group Companies
Tele Norte Leste Participacoes S.A. 14,16 6.622 24.780 4,4x 4,2x 8,3x 7,3x
Telemar Norte Leste S.A. 28,58 9.835 23.280 3,8x 3,5x 12,0x 7,6x
Brasil Telecom S.A. 8,53 5.031 4.538 2,2x 2,2x 5,0x 5,2x
Multiples of the Oi Group Companies @ Material Fact Date
Tele Norte Leste Participacoes S.A.
Trading Multiples
Source: Bloomberg, Capital IQ and Companies Reports on July 19 th , 2011
Notes:
1 Not including NET due to low liquidity of the shares
2 Multiples of the Oi Group Companies calculated based on the price of non-voting shares and market projections
1
2
2
16,12 7.534 26.008 4,6x 4,4x 9,8x 8,6x
Telemar Norte Leste S.A. 33,65 11.578 25.505 4,1x 3,8x 14,7x 9,3x
Brasil Telecom S.A. 9,35 5.516 5.254 2,6x 2,6x 5,7x 5,9x

24 24
TMAR Stake Value
Net Debt and Provisions /
Deposits
TNLP Equity Value Value per Share (R$)
Minimum 14,300 1,377 12,923 27.64
Maximum 15,098 1,377 13,721 29.35
EV/EBITDA
2011E
EBITDA 2011E
Stand-Alone
EV Stand-
Alone
Net Debt and
Provisions /
Deposits
Equity Value
Stand-Alone
BRT Stake
Value
PT Stake Value
Total TMAR
Equity Value
Value per
Share (R$)
Minimum 4.5x 6,420 29,126 16,091 13,034 6,930 348 20,312 59.04
Maximum 4.7x 6,420 30,051 16,091 13,960 7,139 348 21,446 62.33
EV/EBITDA 2011E EBITDA 2011E Enterprise Value
Net Debt and ¹
Provisions / Deposits
Equity Value Value per Share (R$)
Minimum 4.5x 2,938 13,329 (734) 14,063 23.84
Maximum 4.7x 2,938 13,752 (734) 14,486 24.56
Minimum
Maximum
Exchange Ratio: Trading Multiples
Source: Oi
Notes:
1 On March 31st, 2011
2 Based on the total of 589.8 million shares
3 Stand alone on March 31 st , 2011
4 Based on interest of 49.28% in BRT
5 Based on interest of 3% (held on 31/Mar) in Portugal Telecom (Portugal Telecom market cap of R$11.6 billion)
6 Based on the total of 344.1 million shares
7 Based on interest of 70.40% in Telemar Norte Leste
8 On March
31st ,
2011
9 Based on the total of 467.5 million shares
10 Considering the deduction of the Brasil Telecom bonus of R$2.54 per share
Valuation of Brasil Telecom (R$ million, except otherwise mentioned)
2
Valuation of Telemar Norte Leste (R$ million, except otherwise mentioned)
Valuation of Tele Norte Leste Participações (R$ million, except otherwise mentioned)
3
4
5
7
8
9
Resulting Exchange Ratio
10
2
8
1.2978
1.3331
TNLP/BRTO
Blended Exchange Ratio
2.7716
2.8310
TMAR/BRTO
Blended Exchange Ratio
6
% BRT shareholders % Minority Total
25.2% 85.6%
24.7% 85.5%
% of TMAR Part. in voting
shares
47.1%
47.3%

SECTION 2C Discounted Cash Flow

26 26
Discount Rate – Weighted Average Cost of Capital (WACC)
The discount rate used for the Oi Companies was estimated by the Capital Asset Pricing Model
(“CAPM”) methodology, resulting in 7.7% in US$ in nominal terms
Notes:
1 Based on the average of the last 3 months of the YTM of the American Treasury 30 year Bond – Source: Bloomberg
2 Based on the average of the last 3 months of EMBI Brazil index – Source: Bloomberg
3 Based on the arithmetic average of the historical difference between the S&P returns and the American Treasury bonds (1933 – 2009) – Source: Ibbotson Associates’ Stocks, Bonds, Bills and
Inflation 2010 Yearbook
4 Based on the average of the adjusted betas of the comparable companies. The following companies were considered in the calculation of the beta coefficient: Telesp, Tim, Tele Norte Leste
Participações, Telemar Norte Leste and Brasil Telecom - Source: Bloomberg
5 Oi long term marginal cost of debt in US$ based on the YTM of the bond maturing in October 2020
6 Based on the IR and CSSL rate
7 Assuming that the current capital structure of the company already represents the appropriate target capital structure
Cost of Equity
Market risk
premium
7.5% 3
Risk-free rate
4.3% 1
Cost of Equity
(US$ in nominal terms)
13.1%
Beta
0.95 4
Brazilian country
risk
1.7% 2
Effective Tax Rate
34.00% 6
Cost of Debt
Cost of debt
before taxes
5.9% 5
Cost of debt after taxes
(US$)
3.9%
Nominal WACC
US$
7.7%
41.5% 7
58.5% 7

Free Cash Flow to the Firm and Valuation

R$ million	Apr-Dez 11E	2012E	2013E	2014E	2015E	2016E	2017E	2018E	2019E	2020E
EBITDA	**2,274**	**2,729**	**2,645**	**2,522**	**2,581**	**2,672**	**2,737**	**2,898**	**3,092**	**3,307**
(-) Depreciation and Amortization	(728)	(953)	(980)	(1,031)	(1,106)	(1,178)	(1,255)	(1,339)	(1,429)	(1,507)
EBIT	1,546	1,777	1,664	1,492	1,475	1,494	1,483	1,559	1,663	1,800
Income Tax and CSLL	(526)	(604)	(566)	(507)	(501)	(508)	(504)	(530)	(566)	(612)
IR and CSLL rate (%)	34.0%	34.0%	34.0%	34.0%	34.0%	34.0%	34.0%	34.0%	34.0%	34.0%
NOPLAT	**1,021**	**1,173**	**1,098**	**984**	**973**	**986**	**979**	**1,029**	**1,098**	**1,188**
(+) Depreciation and Amortization	728	953	980	1,031	1,106	1,178	1,255	1,339	1,429	1,507
(-) Working Capital Changes	110	(99)	(100)	(36)	29	31	29	19	3	(8)
(-) CAPEX	(1,121)	(1,610)	(1,588)	(1,540)	(1,552)	(1,467)	(1,433)	(1,395)	(1,390)	(1,426)
Free Cash Flow (R$ mm)	**737**	**416**	**391**	**440**	**557**	**728**	**829**	**992**	**1,140**	**1,261**
Exchange Rate (R$/US$)[1]	1.60	1.65	1.71	1.76	1.80	1.83	1.87	1.91	1.95	1.99
Free Cash Flow (US$ mm)	**461**	**252**	**229**	**250**	**309**	**398**	**443**	**519**	**584**	**633**

WACC	7.7%

Present Value of the Projections (US$ mm)	2,777
Terminal Value in 2020 (US$ mm)[2]	12,886
Present Value of the Terminal Value (US$ mm)	6,241
Present Value of the Tax Economies (US$ mm)[3]	825
Enterprise Value (US$ mm)	**9,843**
Exchange Rate	1.58
Enterprise Value (R$ mm)	**15,547**
Net Debt (R$ mm)[4]	(40)
Contigency Provisions (R$ mm)[4]	5,120
Legal Deposits (R$ mm)[4]	5,814
Equity Value (R$ mm)	**16,281**

BRT Total Equity Value (R$ mm)	**16,281**
Value per Share (R$)[5]	**27.61**

Implied Multiple:	
EV/EBITDA 11E	5.3x
EV/EBITDA 12E	5.7x
Premium over Market Price:	
Voting Share Price[6]	15.33
Premium (%)	80.1%
Non-Voting Share Price[6]	13.40
Premium (%)	106.0%

Notes:

1 Based on the projection of the Banco Central Focus research until 2015. From 2016 to 2020 projected according to the differential between the Brazilian and the American inflation

2 2.3% growth in perpetuity. EBITDA in perpetuity adjusted to consider % of contingency provisions over net revenues equal to TMAR level in 2020

3 Calculated based on the same discount rate of the free cash flow

4 On March 31st, 2011

5 Based on 589.8 million shares

6 Market value on July 19th, 2011

Based on information and projections provided by the Oi Companies

27 27 Discounted Cash Flow – Brasil Telecom We valued Brasil Telecom discounting the Free Cash Flow to the Firm

Itaú BBA

Free Cash Flow to the Firm and Valuation

R$ million	Apr-Dez 11E	2012E	2013E	2014E	2015E	2016E	2017E	2018E	2019E	2020E
EBITDA	**5,089**	**6,770**	**6,984**	**7,345**	**7,604**	**8,037**	**8,396**	**8,844**	**9,334**	**9,756**
(-) Depreciation and Amortization	(1,805)	(2,406)	(2,437)	(2,555)	(2,692)	(2,870)	(2,784)	(3,021)	(3,289)	(3,491)
EBIT	3,284	4,363	4,547	4,790	4,912	5,167	5,612	5,823	6,045	6,265
Income Tax and CSLL	(1,117)	(1,484)	(1,546)	(1,629)	(1,670)	(1,757)	(1,908)	(1,980)	(2,055)	(2,130)
IR and CSLL rate (%)	34.0%	34.0%	34.0%	34.0%	34.0%	34.0%	34.0%	34.0%	34.0%	34.0%
NOPLAT	**2,167**	**2,880**	**3,001**	**3,161**	**3,242**	**3,410**	**3,704**	**3,843**	**3,990**	**4,135**
(+) Depreciation and Amortization	1,805	2,406	2,437	2,555	2,692	2,870	2,784	3,021	3,289	3,491
(-) Working Capital Changes	64	(255)	19	(78)	73	60	63	37	27	20
(-) CAPEX	(2,668)	(3,226)	(3,044)	(3,000)	(2,975)	(2,986)	(3,042)	(3,146)	(3,277)	(3,460)
Free Cash Flow (R$ mm)	**1,368**	**1,805**	**2,412**	**2,639**	**3,033**	**3,354**	**3,508**	**3,755**	**4,028**	**4,186**
Exchange Rate (R$/US$)[1]	1.60	1.65	1.71	1.76	1.80	1.83	1.87	1.91	1.95	1.99
Free Cash Flow (US$ mm)	**855**	**1,094**	**1,410**	**1,500**	**1,685**	**1,832**	**1,875**	**1,965**	**2,064**	**2,099**

WACC	7.7%
Present Value of the Projections (US$ mm)	11,165
Terminal Value in 2020 (US$ mm)[2]	39,625
Present Value of the Terminal Value (US$ mm)	19,191
Present Value of the Tax Economies (US$ mm)[3]	243
Enterprise Value Stand-Alone (US$ mm)	**30,598**
Exchange Rate	1.58
Enterprise Value Stand-Alone (R$ mm)	**48,333**
Net Debt Stand-Alone (R$ mm)[4]	16,398
Contigency Provisions Stand-Alone (R$ mm)[4]	2,550
Legal Deposits Stand-Alone (R$ mm)[4]	2,857
Equity Value Stand-Alone (R$ mm)	**32,242**
BRT Stake Value (R$ mm)[5]	8,023
PT Stake Value (R$ mm)[6]	348
TMAR Total Equity Value (R$ mm)	**40,613**
Value per Share (R$)[7]	**118.04**

Implied Multiple:	
EV/EBITDA 11E	7.5x
EV/EBITDA 12E	7.1x
Premium over Market Price:	
Voting Share Price[8]	59.05
Premium (%)	99.9%
Non-Voting Share Price[8]	44.90
Premium (%)	162.9%

Based on information and projections provided by the Oi Companies

Notes:

1 Based on the projection of the Banco Central Focus research until 2015. From 2016 to 2020 projected according to the differential between the Brazilian and the American inflation

2 2.3% growth in perpetuity

3 Calculated based on the same discount rate of the free cash flow

4 On March 31st, 2011

5 Interest of 49.28% in BRT

6 Based on interest of 3% (held on 31/Mar) in Portugal Telecom (Portugal Telecom market cap of R$11.6 billion). Since 31/Mar TMAR acquired additional 4% of PT, spending R$639.8 million. This equity interest of 4% generated R$102.6 million in dividends, but the shares value decrease was of R$170.5 million, resulting in net losses of R$67.9 million

7 Based on 344.1 million shares

8 Market value on July 19th, 2011

28 28 Discounted Cash Flow – Telemar Norte Leste We valued Telemar Norte Leste discounting the Free Cash Flow to the Firm

Itaú BBA

Free Cash Flow to the Firm and Valuation

R$ million	Apr-Dez 11E	2012E	2013E	2014E	2015E	2016E	2017E	2018E	2019E	2020E
Holding Operating Expenses[1]	**(5)**	**(8)**	**(8)**	**(8)**	**(9)**	**(9)**	**(9)**	**(10)**	**(10)**	**(11)**
Holding operating expenses after taxes (R$ mm)	(4)	(5)	(5)	(5)	(6)	(6)	(6)	(6)	(7)	(7)
Exchange Rate (R$/US$)[2]	1.60	1.65	1.71	1.76	1.80	1.83	1.87	1.91	1.95	1.99
Holding operating expenses after taxes (US$ mm)	(2)	(3)	(3)	(3)	(3)	(3)	(3)	(3)	(3)	(4)

WACC	7.7%
Present Value of the Projections (US$ mm)	(22)
Terminal Value in 2020 (US$ mm)[3]	(67)
Present Value of the Terminal Value (US$ mm)	(32)
Enterprise Value Stand Alone (US$ mm)	**(54)**
Exchange Rate	1.58
Enterprise Value Stand Alone (R$ mm)	**(86)**
Net Debt Stand-Alone (R$ mm)[4]	1,391
Contigency Provisions Stand-Alone (R$ mm)[4]	1
Legal Deposits Stand-Alone (R$ mm)[4]	15
Equity Value Stand Alone (R$ mm)	**(1,463)**
TMAR Stake Value (R$ mm)[5]	28,592
TNLP Total Equity Value (R$ mm)	**27,129**
Value per Share (R$)[6]	**58.03**

Premium over Market Price:

Voting Share Price[7]	24.05
Premium (%)	141.3%
Non-Voting Share Price[7]	22.25
Premium (%)	160.8%

Notes:
1 Estimated based on the expenses of the holding in 2010, with growth according to inflation
2 Based on the projection of the Banco Central Focus research until 2015. From 2016 to 2020 projected according to the differential between the Brazilian and the American inflation
3 2.3% growth in perpetuity
4 On March 31st, 2011
5 Interest of 70.40% in TMAR
6 Based on 467.5 million shares
7 Market value on July 19th, 2011

Based on information and projections provided by the Oi Companies

29 29
Discounted Cash Flow – Tele Norte Leste Participações
Due to its activities as holding, Tele Norte Leste has operating expenses that were projected and discounted to present value. Most of the value of Tele Norte Leste comes from its interest in
Telemar Norte Leste

Itaú BBA

Perpetuity Growth (%)

Perpetuity Growth (%)

Perpetuity Growth (%)

Perpetuity Growth (%)

Perpetuity Growth (%)

Perpetuity Growth (%)

30 30
Sensitivity Analysis
BRT share price (R$) TMAR share price (R$) TNLP share price (R$)
BRT Equity Value (R$ mm) TMAR Equity Value (R$ mm) TNLP Equity Value (R$ mm)
WACC (%)
WACC (%) WACC (%)
WACC (%) WACC (%) WACC (%)
##### 8.7% 8.2% 7.7% 7.2% 6.7%
3.3% 15,276 16,781 18,630 20,955 23,964
2.8% 14,468 15,768 17,336 19,263 21,687
2.3% 13,785 14,926 16,281 17,916 19,925
1.8% 13,201 14,215 15,405 16,817 18,521
1.3% 12,696 13,607 14,664 15,904 17,377
##### 8.7% 8.2% 7.7% 7.2% 6.7%
3.3% 36,995 42,381 48,993 57,302 68,053
2.8% 34,110 38,766 44,377 51,268 59,929
2.3% 31,675 35,762 40,613 46,461 53,643
1.8% 29,591 33,226 37,485 42,540 48,635
1.3% 27,788 31,057 34,844 39,282 44,551
##### 8.7% 8.2% 7.7% 7.2% 6.7%
3.3% 24,588 28,371 33,016 38,854 46,407
2.8% 22,561 25,832 29,773 34,615 40,699
2.3% 20,849 23,721 27,129 31,237 36,283
1.8% 19,385 21,940 24,932 28,483 32,765
1.3% 18,119 20,415 23,076 26,194 29,896
28 8.7% 8.2% 7.7% 7.2% 6.7%
3.3% 25.90 28.45 31.59 35.53 40.63
2.8% 24.53 26.74 29.39 32.66 36.77
2.3% 23.37 25.31 27.61 30.38 33.78
1.8% 22.38 24.10 26.12 28.51 31.40
1.3% 21.53 23.07 24.86 26.97 29.46
118 8.7% 8.2% 7.7% 7.2% 6.7%
3.3% 107.53 123.18 142.40 166.55 197.79
2.8% 99.14 112.67 128.98 149.01 174.18
2.3% 92.06 103.94 118.04 135.04 155.91
1.8% 86.01 96.57 108.95 123.64 141.36
1.3% 80.77 90.27 101.27 114.17 129.49
1,021 8.7% 8.2% 7.7% 7.2% 6.7%
3.3% 52.60 60.69 70.63 83.11 99.27
2.8% 48.26 55.26 63.69 74.05 87.06
2.3% 44.60 50.74 58.03 66.82 77.62
1.8% 41.47 46.93 53.33 60.93 70.09
1.3% 38.76 43.67 49.36 56.03 63.95

31 31
Price per share - Brasil Telecom (R$)
Price per share - TMAR (R$)
Price per share - TNLP (R$)
Blended Exchange Ratio TNLP / BRTO 3
Blended Exchange Ratio TMAR / BRTO 3
% BRT Shareholders
% Minority Shareholders Total
% of Voting Shares TMAR Part.
Exchange Ratio: Discounted Cash Flow
Summary of the Discounted Cash Flow Valuation
24.10
96.57
46.93
2.1769
4.4794
32.66
149.01
74.05
2.4585
4.9475
Minimum 1 Maximum 2
Notes:
1 Assuming WACC of 8.2% and growth in perpetuity of 1.8%
2 Assuming WACC of 7.2% and growth in perpetuity of 2.8%
3 Considering the deduction of the Brasil Telecom bonus of R$2.54 per share
16.9% 15.3%
83.9% 83.6%
49.3% 49.7%

APPENDIX A Information on Itaú BBA

Itaú BBA

AES		
GRUPO USJ		
TECSIS		
CPFL		
contax		
Sascar		
cosan		
BRACOR		
AEI		
Hypermarcas		
CETIP		
MAHLE		
Embratel		
LOCAWEB

33 33
Itaú BBA Qualification
Itaú BBA presents its qualification as valuation expert through its experience in M&A transactions
Company Transaction Date
Financial advisor of Brasiliana in the sale of 100.0% of AES Atimus to Tim in the amount of US$1.0 billion Jul/2011
Financial advisor to USJ Group in the sale of 50% of the equity in Goiás to Cargill Jun/2011
Financial advisor to Tecsis in the sale of 62.5% interest to BNDESPAR, Unipar and Estater, in the amount of US$175 million May/2011
Financial advisor to CPFL Energia in the acquisition of Jantus, in the amount of US$964 million Apr/2011
Financial advisor to Contax in the preparation of the fairness opinion in the acquisition of Allus Group, in the amount of US$200 million Apr/2011
Financial advisor to Sascar in the sale of the control to GP Investments, in the amount of US$101 million Mar/2011
Financial advisor to Usifast shareholders in the sale of the equity interest in Usiminas Mar/2011
Financial advisor to Brasil Warrants, controlling shareholder of CBMM, in the sale of interest of 15% in CBMM, in the amount of US$1.
95 billion
Mar/2011
Financial advisor to Cosan in the acquisition of Zanin Açúcar, in the amount of US$200 million Feb/2011
Financial advisor to Usipar shareholders in the merger with Mir Steel, in the amount of US$200 million Feb/2011
Financial advisor to Bracor in the sale of thirty of its assets to Prosperitas, in the amount of US$1.3 billion Jan/2011
Financial advisor to AEI in the sale of its assets, in the amount of US$4.8 billion Jan/2011
Financial advisor to Hypermarcas in the acquisition of 100% of the Mantecorp capital, in the amount of US$1.5 billion Dec/2010
Financial advisor to Cetip in the acquisition of 100% of GRV Solutions capital, in the amount of US$1.2 billion Dec/2010
Financial advisor to Mahle Metal in the acquisition of Mahle Participações Nov/2010
Financial advisor to Embratel in the acquisition of the NET non-voting shares Oct/2010
Financial advisor to Locaweb in the sale of minority interest / capitalization to Silverlake Sep/2010

Itaú BBA

Company	Transaction	Date
SPVIAS	Financial advisor to SP Vias in the sale to CCR, in the amount of US$883 million	Aug/2010
Shree Renuka Sugars Ltd	Financial advisor to Renuka in the acquisition of interest in Equipav, in the amount of US$1.5 billion	Apr/2010
iuni	Financial advisor to Iuni in the sale to Kroton, in the amount of US$293 million	Mar/2010
Camargo Corrêa	Financial advisor to Camargo Corrêa in the sale of certain energy assets	Mar/2010
Brenco	Financial advisor to Brenco in its merger with ETH, in the amount of US$2.3 billion	Feb/2010
	Financial advisor to Usina Moema Participações in the sale to Bunge, in the amount of US$1 billion	Feb/2010
BRAZILIAN	Financial advisor to Brazilian Finance & Real Estate in the sale of 21% interest to Equity International	Jan/2010
vivendi	Financial advisor to Vivendi in the acquisition of GVT	Dec/2009
SantelisaVale	Financial advisor to Santelisa Vale in the sale of 60% of its capital to Louis Dreyfus Commodities	Nov/2009
JHSF	Financial advisor to JHSF in the sale of Shopping Metrô Santa Cruz to Malls, in the amount of US$102 million	Oct/2009
Alupar	Financial advisor to Alupar in the capitalization by FI-FGTS, in the amount of US$400 million	Sep/2009
Sadia	Preparation of the appraisal report in the merger with Perdigão	Aug/2009
SUZANO	Financial advisor to Suzano Group in the merger of insurance brokerage operations with Sonae	Jun/2009
Kroton	Financial advisor to the controlling shareholders of Kroton and Advent in the sale of 50% of the control of Kroton, in the amount of US$200 mm	Jun/2009
DURATEX	Financial advisor to Duratex in the takeover of Duratex by Satipel, in the amount of R$1.2 billion	Jun/2009
CETIP	Financial advisor to Cetip in the sale of 30% of its capital to Advent International, in the amount of US$170 million	May/2009
NovAmérica	Financial advisor to Nova América in the sale to Cosan	Mar/2009

34 34 Itaú BBA Qualification (cont’d)

Itaú BBA Qualification (cont'd)

Itaú BBA

Company	Transaction	Date
Rede	Financial advisor to Grupo Rede in the swap of assets with EDB involving Lajeado and Enersul, in the amount of US$782 million	Jun/2008
Braskem	Preparation of the Appraisal Report in the consolidation of the petrochemical assets of Petrobras, in the amount of US$1.7 billion	May/2008
Brasil Telecom	Preparation of the Appraisal Report in the sale of interest to Oi/Telemar, in the amount of US$3.0 billion	Apr/2008
MMX	Financial advisor of the MMX shareholders in the sale of interest in MMX Minas-Rio to Anglo American, in the amount of US$5.5 billion	Jan/2008
	Financial advisor to Rodovia das Cataratas shareholders in the sale to Ecorodovias, in the amount of US$245 million	Jan/2008
BIG	Financial advisor to Big TV shareholders in the sale to NET, in the amount of US$180 million	Dec/2007
Klabin Segall	Financial advisor to Klabin Segall in the acquisition of Setin, in the amount of US$112 million	Oct/2007
Suzano	Financial Advisor to Suzano Petroquímica shareholders in the sale to Petrobras, in the amount of US$1,24 billion	Aug/2007
Santos Brasil	Financial advisor to Santos Brasil in the acquisition of Mesquita, in the amount of US$51 million	Aug/2007
Energisa S/A	Financial advisor to Energisa in the sale of generation assets, including 11 PCHs and 4 Projects, in the amount of US$156 million	Jul/2007
Serasa	Financial Advisor to Serasa shareholders in the sale of 65% equity interest in Serasa to Experian, in the amount of US$1.78 billion	Jun/2007
CEEE	Financial advisor in the vertical divestiture of generation and distribution assets of CEEE, in the amount of US$179 million	Dec/2006
International Paper	Financial advisor to International Paper in the sale of Amcel, in the amount of US$56 million	Nov/2006
VIVAX	Financial advisor to the Vivax shareholders in the takeover of Vivax by NET, in the amount of US$676 million	Oct/2006
Fertibrás	Financial advisor to Fertibrás in the sale of the control of Fertibrás to Yara International, in the amount of US$339 million	Jul/2006
CEMIG	Financial advisor to CEMIG, Andrade Gutierrez, JLA Part. and Pactual in the acquisition of Light, in the amount of US$2.1 billion	Mar/2006

35

35 35

APPENDIX B Summary Description of the Transaction

37 37
Current Shareholder Structures of the Oi Companies
Current Shareholder Structure
1,2
Tele Norte Leste
Participações
Telemar Norte
Leste
Coari
BRT
Telemar
Participações
Shareholders
Tele Norte Leste
Participações
Shareholders
Telemar Norte
Leste
Shareholders
Brasil Telecom
Controlling Company
Source: Oi
Notes:
1 Excluding treasury stock
2 LF Tel S.A., La Fonte Telecom, Andrade Gutierrez, AG Telecom Part. S.A. and Portugal Telecom hold 11.9% of the voting shares in TNL and 18% of the non-voting shares in TNL, as well as
28.9% of the non-voting shares in TMAR
ON: 79.6%
PN: 33.3%
Total: 49.3%
ON: 98.0%
PN: 48.0%
Total: 70.4%
ON: 56.4%
PN: 0.0%
Total: 22.2%
Total: 100.0%
ON: 43.6%
PN: 100.0%
Total:77.8%
ON: 20.4%
PN: 66.7%
Total: 50.7%
ON: 2.0%
PN: 52.0%
Total: 29.6%

38 38
Overview of the Transaction
Note:
1 New BRT corporate name, which will maintain TMAR as its wholly owned subsidiary
Proposed Transaction
Merger of the capital stock of Telemar Norte Leste by Coari and mergers of Coari and Tele Norte Leste by Brasil Telecom, which will be the only listed company, to be referred to as Oi S.A
Terms of the Transaction
The special independent committees will negotiate the terms of the transaction and will submit their recommendations to the Board of
Directors of the Oi Companies
Material Fact Main Terms
The mergers must occur on the same date, each one of them
depending on the approval of the other
Maintenance of the equity control of Oi S.A. exclusively by Telemar
Participações
The exchange ratio mentioned by TmarPart in the announcement of the Transaction was based on the weighted average of share prices between March 29 th and May 23 rd , 2011, but the final ratio must be negotiated between the Committees
In addition, the BRT shareholders will receive a bonus of R$1,5 billion
Exchange ratios mentioned:
TNLP3/BRTO3: 2.3794
TNLP4/BRTO4: 2.1772
TNLP4/BRTO3: 1.8420
TMAR3/BRTO3: 4.7954
TMAR5/BRTO4: 4.5044
TMAR5/BRTO3: 3.8109
Proposed Transaction Resulting Structure
Telemar
Participações
Other
Shareholders
Oi 1
Controlling Company
Maintains the control
(Condition for approving
corporate reorganization)

APPENDIX C Discounted Cash Flow Assumptions

40 40
195
197
198 199
201 202
204 205
206
207
2011 2012 2013 2014 2015 2016 2017 2018 2019 2020
Macroeconomic Assumptions
Source: Oi
Brazilian Population (million) GDP Growth (in real terms)
Inflation - IPCA (%) Average Interest Rate - CDI (%)
PIB, IPCA and CDI projections based on the Banco Central Focus report
Population projections according to IBGE
Main Assumptions
4.50% 4.50% 4.50% 4.50% 4.50% 4.50% 4.50% 4.50% 4.50% 4.50%
2011 2012 2013 2014 2015 2016 2017 2018 2019 2020
5.80%
4.80%
4.50% 4.50% 4.50% 4.50% 4.50% 4.50% 4.50% 4.50%
2011 2012 2013 2014 2015 2016 2017 2018 2019 2020
11.50%
10.80%
10.00% 10.00% 10.00%
9.70%
9.40%
9.00% 9.00% 9.00%
2011 2012 2013 2014 2015 2016 2017 2018 2019 2020

41 41
BRT – Fixed Telephony and Broadband
Source: Oi
Average of Fixed Lines in Service (‘000) ARPU of Fixed Telephony Services (R$/Month)
Broadband Subscribers Average (‘000) Broadband ARPU (R$/Month)
The decrease in the fixed lines average is a result of the advanced maturity stage of the service and of the migration of users to mobile telephony
The ARPU fall is a result of such migration
The Plano Nacional de Banda Larga (PNBL) will affect negatively the ARPU of the broadband companies, reducing it
The broadband market in the region in which BRT operates is more penetrated and competitors are well established
Main Assumptions
6.763
6.394
6.076
5.832
5.609
5.299
5.184
5.078
5.002
5.434
18,7%
18,0%
17,8%
17,6%
17,4%
17,1%
16,9% 16,7%
16,5%
16,4%
2011 2012 2013 2014 2015 2016 2017 2018 2019 2020
Average LES - R2 Penetration
72.3
70.6
66.8
63.3
61.7
60.2
59.3 58.8
58.2
57.3
2011 2012 2013 2014 2015 2016 2017 2018 2019 2020
2,130
2,447
2,615
2,720
2,828
3,059
3,166
3,261
3,359
2,942
31.5%
38.3%
43.0%
46.6%
50.4%
54.1%
57.7%
61.1%
64.2%
67.1%
2011 2012 2013 2014 2015 2016 2017 2018 2019 2020
Average Broadband % LES
43.0
41.9
41.6 41.4 41.2 41.2 41.1 41.2 41.3 41.4
2011 2012 2013 2014 2015 2016 2017 2018 2019 2020

42 42
BRT – Mobile Telephony
Source: Oi
BRT Penetration (%) Average of Mobile Lines in Service (‘000)
Market Share (%) Mobile Telephony Services ARPU (R$/Month)
115%
121%
124%
127%
129%
131%
132%
134%
135%
136%
2011 2012 2013 2014 2015 2016 2017 2018 2019 2020
Projections assume that BRT needs to gain market share in its region, reducing mobile telephony ARPU in the initial projection years
Main Assumptions
8,487
9,834
10,841
11,671
12,461
13,057
13,523
13,910
14,235
14,520
2011 2012 2013 2014 2015 2016 2017 2018 2019 2020
17.4%
18.6%
19.3%
20.2%
20.9%
21.3%
21.6%
21.8% 21.8%
22.0%
2011 2012 2013 2014 2015 2016 2017 2018 2019 2020
19.4
18.3
17.7
18.3
19.0
19.7
20.6
21.5
22.4
23.3
2011 2012 2013 2014 2015 2016 2017 2018 2019 2020

43 43
BRT – Financial Projections
Source: Oi
Net Revenues (R$ million)
EBITDA (R$ million)
The decrease in net revenues in the initial years is due to the loss of fixed line subcriptions not offset by new mobile subscriptions. It is also affected by the need to reduce prices in order to gain market share in the mobile telephony market
The fall of the EBITDA margin reflects the price reduction to gain market share
-
The margin gain as of 2014 is a consequence of the consolidation of the company's efforts in the regions where it operates in mobile telephony
Main Assumptions
2,370
9,825
9,633
9,295
9,127 9,154
9,211
9,394
9,661
9,956
10,250
1T11 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020
664
2,938
2,729
2,645
2,522
2,581
2,672
2,737
2,898
3,092
3,307
29.9%
28.3% 28.5%
27.6%
28.2%
29.0% 29.1%
30.0%
31.1%
32.3%
28.0%
1T2011 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020
EBITDA EBITDA Margin (%)

44 44
BRT – Financial Projections
Source: Oi
CAPEX (R$ million)
Working Capital Changes (R$ million)
The effort to grow in the mobile telephony and in the broadband sectors in the initial years of the projection in order to mitigate the fall in fixed telephony requires more capital expenditures
The working capital needs in the initial years of the projection is due to the ICMS credit account
Main Assumptions
231
1,352
1,610
1,588
1,540
1,552
1,467
1,433
1,395
1,390
1,426
13.8%
16.7%
17.1%
16.9% 17.0%
15.9%
15.3%
14.4%
14.0% 13.9%
9.7%
1T2011 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020
Capex Capex / Net Revenues
88
(21)
99
100
36
(29)
(31)
(29)
(19)
(3)
8
1T2011 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020

45 45
TMAR – Fixed Telephony and Broadband
Source: Oi
Average of Fixed Lines in Service (‘000) Fixed Telephony ARPU (R$/Month)
Average of Broadband Subscribers (‘000) Broadband ARPU (R$/Month)
The decrease in fixed lines is due to the tendency to migrate to mobile telephony. But the loss is smaller due to the greater bundling offerings capacity of TMAR
The high growth in the number of TMAR broadband subscribers occurs because the company operates in a market marked by less penetration, where it is more likely to gain customers
Main Assumptions
11,933
11,413
11,047
10,715
10,436
10,085
9,974
9,848
9,760
10,226
14.1%
14.0%
14.0%
13.9%
13.9%
13.9%
13.9%
13.8%
13.8%
13.8%
2011 2012 2013 2014 2015 2016 2017 2018 2019 2020
Average LES - R1 Penetration (%)
70.8
68.8
65.6
63.6
61.7
60.9
60.0
59.0
58.3
57.3
2011 2012 2013 2014 2015 2016 2017 2018 2019 2020
2,633
3,162
3,731
4,251
4,612
5,255
5,623
6,016
6,437
4,911
22.1%
27.7%
33.8%
39.7%
44.2%
48.0%
52.1%
56.4%
61.1%
66.0%
2011 2012 2013 2014 2015 2016 2017 2018 2019 2020
Average Broadband % LES
41.6 41.4
41.0 40.9 41.0 41.0 41.1 41.2
41.3 41.4
2011 2012 2013 2014 2015 2016 2017 2018 2019 2020

46 46
TMAR – Mobile Telephony
Source: Oi
Penetration (%) Average of Mobile Lines in Service (‘000)
Market Share (%) Mobile Telephony ARPU (R$/Month)
R1
R3
Already having a solid market share in region 1, the company seeks to increase its market share in region 3
Larger ARPU decrease in region 3 in the initial projection years due to the effort to increase market share
Main Assumptions
99%
105%
109%
114%
118%
121%
124%
126%
128%
130%
121%
128%
135%
138%
140%
142%
144% 145%
146% 147%
2011 2012 2013 2014 2015 2016 2017 2018 2019 2020
Penetration R1 Penetration R3
25,489
27,813
29,816
31,334 32,751 34,092 35,266 36,207 37,015 37,828
2011 2012 2013 2014 2015 2016 2017 2018 2019 2020
8,194
10,248
11,717
12,404 12,825 13,167 13,494 13,797 14,071 14,287
2011 2012 2013 2014 2015 2016 2017 2018 2019 2020
25.2%
25.7% 25.8% 25.7% 25.8%
25.9% 25.9% 25.9% 25.9% 25.9%
18.1%
20.8%
21.1%
21.3%
21.5% 21.6% 21.7%
21.8% 22.0% 22.0%
2011 2012 2013 2014 2015 2016 2017 2018 2019 2020
R1 R3
18.6
18.0
17.7
18.2
18.9
19.7
20.5
21.4
22.3
23.3
26.4
24.9
24.0
25.0
26.0
27.0
28.1
29.2
30.4
31.7
2011 2012 2013 2014 2015 2016 2017 2018 2019 2020
R1 R3

47 47
TMAR – Financial Projections
Source: Oi
Net Revenues (R$ million)
EBITDA (R$ million)
A reasonable growth in net revenues may be explained by mobile telephony increased presence in region 3 and by the fact that region 1 is growing at a faster pace than the national average
EBITDA margin expansion due to the company's larger market share in some regionswhere it operates (i.e. a marked fall in interconnection expenses due to the magnitude of mobile operations)
Main Assumptions
4,717
19,918 19,982
20,198
20,839
21,582
22,548
23,645
24,708
26,315
27,564
1T11 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020
1,331
6,420
6,770
6,984
7,345
7,604
8,037
8,396
8,844
9,334
9,756
32.2%
33.9%
34.6%
35.2% 35.2% 35.6% 35.5% 35.8% 35.5% 35.4%
28.2%
1T2011 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020
EBITDA EBITDA Margin (%)

48 48
31
(33)
255
(19)
78
(73)
(60)
(63)
(37)
(27)
(20)
1T2011 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020
TMAR – Financial Projections
Source: Oi
CAPEX (R$ million)
Working Capital Changes (R$ million)
More significant investments in the initial years due to market share pursuit in region 3
Main Assumptions
598
3,266
3,226
3,044
3,000
2,975
2,986
3,042
3,146
3,277
3,460
16.4%
16.1%
15.1%
14.4%
13.8%
13.2%
12.9% 12.7%
12.5% 12.6%
12.7%
1T2011 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020
Capex Capex / Net Revenues

49 49
Projected Tax Economies
Source: Oi
TMAR (R$ million)
BRT (R$ million)
74
89
105
90
64
49
36
27
13
0
2011 2012 2013 2014 2015 2016 2017 2018 2019 2020
266
216
198
179
165
149 149 149
141 141
2011 2012 2013 2014 2015 2016 2017 2018 2019 2020
TMAR tax economies as a result of negative tax base (tax loss carryforward)
BRT tax economies based on tax benefits from the goodwill generated by the acquisition of BRT (license and network)
Main Assumptions